AGREEMENT





      This Agreement made and entered into as of the 16th day of July, 1996, by and between QUIPP, INC., a Florida corporation hereinafter called "COMPANY,"

which term shall include its successors or assigns, QUIPP SYSTEMS, INC., a

Florida corporation, hereinafter called "QUIPP SYSTEMS," which term shall include its successors and assigns, and RALPH M. BRANCA, hereinafter called

"EMPLOYEE."



                              W I T N E S S E T H :



      WHEREAS, COMPANY wholly-owns QUIPP SYSTEMS, which is engaged in the design and manufacture of material handling equipment for the newspaper and commercial printing industries; and



      WHEREAS, EMPLOYEE has served as President of the COMPANY since May 14,

1995; and



      WHEREAS, in consideration of  EMPLOYEE'S past services and continued

services to COMPANY, and in recognition of the value of such services both to

COMPANY and QUIPP SYSTEMS, COMPANY, QUIPP SYSTEMS and EMPLOYEE wish to state their understanding regarding the continuation of the availability of health insurance for EMPLOYEE under certain circumstances:



      NOW, THEREFORE, in consideration of the mutual covenants herein contained,

it is agreed between the parties as follows:



      1.    A.    For purposes of this Agreement, the following terms shall have the following  meanings unless the context clearly otherwise requires:



                  (I)   "Base Salary" means the annualized amount of the

aggregate cash remuneration being paid to EMPLOYEE by the COMPANY, exclusive of any cash payments made to EMPLOYEE under any  bonus or similar plan or any contributions made for EMPLOYEE'S benefit to any pension or profit sharing plan or other type of executive retirement plan.



                  (ii)  "Change of Control" means an event (the"Acquisition

Event") following which any person, together with all of such person's

"affiliates" and "associates," as defined in Rule 12b-2 of the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), or any group within the meaning of Section 13(d)(3) or Rule 13d-5(b)(1) under the Exchange Act, shall become the beneficial owner, directly or indirectly, of an aggregate of twenty percent (20%) or more of the common stock of COMPANY then outstanding, unless the Board of Directors of  COMPANY (the "Board of Directors"), within thirty

(30) days after having been advised  that such ownership level has been reached,

determines, in its sole discretion, that the Acquisition Event should not be considered as a Change of Control for purposes of this Section 1;  provided,

that at such time as the Board of Directors makes such determination, the Board of Directors is comprised of the same persons as those on the Board of Directors immediately prior to the Acquisition Event or (ii) if during any 24-month period, individuals who at the beginning of such period constituted the Board of

Directors cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by COMPANY shareholders, of the directors who were not directors at the beginning of such period was approved by a vote of at least a majority of the directors in office at the time of such election or nomination who were directors at the beginning of such period.



                  (iii) "Termination of Employment" means the termination of all of  EMPLOYEE'S actual employment relationships with COMPANY.



                  (iv)  "Termination upon a Change of Control" means a

Termination of Employment after a Change of Control either:
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                  (a)   initiated by COMPANY or any successor corporation for

any reason other than the EMPLOYEE'S fraud, or EMPLOYEE'S conviction of a crime involving moral turpitude, or EMPLOYEE'S willful misconduct or gross negligence in the performance of his duties or responsibilities for the COMPANY;  or



                  (b)   initiated by EMPLOYEE upon one or more of the following

occurrences:



                        (1)   a significant reduction in the authority, duties

or responsibilities held by EMPLOYEE immediately prior to the Change of Control,

default by COMPANY, following the Change of Control, in payment of any compensation due to EMPLOYEE, or any removal of EMPLOYEE from or any failure to re-elect EMPLOYEE to the positions held by EMPLOYEE immediately prior to the

Change of Control, except in connection with promotions to higher office;



                        (2)   a reduction in EMPLOYEE'S Base Salary as in effect

immediately prior to the Change of Control; or

                        (3)   a significant increase, following the Change of

Control, in the time commitment required by EMPLOYEE in the performance of his duties to COMPANY.



            B.    In the event of EMPLOYEE'S Termination upon a Change of

Control, COMPANY or, if QUIPP SYSTEMS was providing such insurance for EMPLOYEE prior to the Change of Control, QUIPP SYSTEMS shall continue EMPLOYEE'S health insurance until EMPLOYEE'S sixty-eighth (68th) birthday, provided EMPLOYEE pays one hundred percent (100%) of the cost of such insurance, as determined pursuant to subsection 1.C below; provided, however, that EMPLOYEE shall not be obligated to pay more than the cost of such insurance with respect to a similarly situated full-time employee.  During the time of continuation of said insurance,

insurance provided by COMPANY or QUIPP SYSTEMS shall be subordinate to any other health insurance (including Medicare or any other governmentally  provided coverage) for which EMPLOYEE is eligible; provided, that COMPANY shall reimburse

EMPLOYEE for any Medicare, Part B premiums paid by EMPLOYEE during such time.



            C.    For purposes of this Agreement, the cost of EMPLOYEE'S health insurance shall be the actual premium paid to the insurance company and, if the party (COMPANY or QUIPP SYSTEMS) providing such insurance is partially self-

insured, the cost per participant for each year or portion thereof relating to such self-insurance.  EMPLOYEE shall pay  such amounts at the beginning of the relevant year or portion thereof for which EMPLOYEE is entitled to receive health insurance pursuant to subsection 1.B, based on the estimated average cost per participant for equivalent coverage, and an appropriate adjustment shall be made at the end of such period, based on the actual cost per participant for equivalent coverage.



            D.    (I)   In the event that COMPANY and QUIPP SYSTEMS shall fail

or refuse to make available to EMPLOYEE health insurance as provided under subsection 1.B,  COMPANY shall reimburse EMPLOYEE for any payments made by

EMPLOYEE to obtain similar insurance that are in excess of payments EMPLOYEE would otherwise have to make pursuant to subsection 1.B (the "Excess Payments"),

plus interest, compounded quarterly, on any Excess Payments made by EMPLOYEE from the latter of the date (1) EMPLOYEE notifies COMPANY that such Excess

Payments are being made or (2) the date EMPLOYEE makes the Excess Payments,

until the date COMPANY reimburses EMPLOYEE for such Excess Payments and all accrued interest.  In the event that COMPANY reimburses only a portion of

EMPLOYEE'S Excess Payments and accrued interest, interest will continue to accrue on the unpaid portion.  Interest payable pursuant to this subsection

1.D(I) shall be payable at the rate from time to time announced by NationsBank,

N.A. as its "prime rate" plus 3%, each change in such rate to take effect on the effective date of the change in such prime rate.



                  (ii)  In addition to the payments required under subsection

1.D(I), COMPANY shall pay  to EMPLOYEE, on demand, the amount necessary to reimburse EMPLOYEE in full for all expenses (including all attorneys' fees and expenses) incurred by EMPLOYEE in enforcing any of the obligations of COMPANY and QUIPP SYSTEMS under subsection 1.B.

      2.    The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.



      3.    This Agreement shall inure to and be binding on the parties hereto and their respective heirs, successors and assigns.



      4.    This document shall be construed for all purposes as a Florida document and shall be interpreted and enforced in accordance with the laws of the State of Florida.



      5.    This Agreement contains the entire understanding among the parties hereof, and supersedes all prior agreements and understandings relating to the provision of health insurance to EMPLOYEE in the event of EMPLOYEE'S

"Termination upon a Change of Control."  The Agreement is not otherwise intended to supersede any provision for health insurance coverage that may be available to EMPLOYEE by virtue of resolutions of the Board of Directors of COMPANY or

QUIPP SYSTEMS, or otherwise.  This Agreement may be amended by a written agreement between COMPANY and EMPLOYEE.



      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first

above written.



                                          QUIPP INC.







                                          BY:/s/ Jack D. Finley

                                           Jack D. Finley

                                           Chairman of the Board





                                          QUIPP SYSTEMS, INC.







                                          BY: /s/Louis D. Kipp

                                          Louis D. Kipp

                                          President









                                           /s/Ralph Branca

                                           Ralph Branca